EXHIBIT 10

PROMISSORY NOTE

$225,000.00	Dated: August 12, 2005

FOR VALUE RECEIVED, Smart Video Technologies, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Justin A. Stanley, Jr., an individual, with a mailing address of 115 Fuller Lane, Winnetka, IL 60093, or his assigns (the “Lender”), the principal amount of Two Hundred Twenty-Five Thousand Dollars ($225,000.00), together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

1. Payment of Interest.

(a) Commencing as of the date hereof and continuing until the Maturity Date (as defined below), interest on the unpaid principal balance hereof shall accrue at a rate equal to the fluctuating prime lending rate of LaSalle Bank, N.A., as such rate is in effect less 100 basis points until all unpaid principal of this Note and accrued interest thereon is paid in full.

(b) On the Maturity Date, or such earlier date as this Note may be paid in full, the Company shall pay in cash to the Lender all interest which has accrued thereon through and remains unpaid on such date, provided that in connection with any partial prepayment of principal, such prepayment shall be accompanied by the interest accrued on the amount so prepaid.

2. Payment of Principal.

(a) Maturity Date. The principal amount of this Note and all interest which has accrued thereon shall be paid in full by the Company on September 12, 2006 (the “Maturity Date”).

(b) Optional Prepayments. The Company may, at its option, prepay at any time and from time to time, without penalty, all or any part of the outstanding principal amount due on this Note.

3. Method of Payments.

(a) Place of Payment, etc. Payments of principal and interest becoming due and payable on the Note shall be made at such place as the Lender may notify the Company in writing from time to time. All amounts due under this Note shall be paid in lawful money of the United States of America.

(b) Application of Payments. Any payment under this Note shall be applied first to accrued interest and second to any principal amount outstanding under this Note.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to Lender as follows:

(a) The issuance and delivery of this Note has been authorized by all required action of the Company.

(b) The Company is duly organized, validly existing and in good standing in its jurisdiction of formation.

5. Amendment and Waiver. The provisions of this Note may be modified, amended or waived, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if and to the extent agreed to by Lender.

6. Cancellation. After all principal of, and accrued interest at any time owed on, this Note have been paid in full, this Note will be surrendered to the Company for cancellation and will not be reissued.

7. Assignment. The Company’s obligations under this Note may not be delegated or transferred to any third party without the Lender’s express written approval. The Lender may assign, convey or transfer any of its rights, including, but not limited to, the right of payment under this Note, to any third party by giving the Company written notice thereof.

8. Governing Law. This Note shall be governed by and construed in accordance with the domestic laws of the State of Georgia, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia. Notwithstanding any other provisions of this Note or any other instrument or document executed in connection therewith, it is expressly agreed and understood that the Company does not intend or expect to pay, nor does the Lender intend or expect to charge, accept or collect any interest which, when added to any other charge upon the principal, shall be in excess of the highest lawful rate allowable under the laws of the State of Georgia. Should acceleration, prepayment or any other charges upon the principal or any portion thereof result in the computation or earning of interest in excess of the highest lawful rate allowable under the laws of the State of Georgia, any and all such excess is hereby waived and shall be credited to the outstanding principal balance or returned to the Company.

IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first written above.

SMART VIDEO TECHNOLOGIES, INC. a Delaware corporation

By:	/s/ Richard E. Bennett, Jr.
Richard E. Bennett, Jr., President and CEO